Exhibit (p)(2)

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

CODE OF ETHICS

Section 1: Introduction

1.01: Rule References

1.02: Policy Owner

1.03: Individuals Subject to the Code of Ethics

1.04: Terminology

Section 2: Statement of General Principles

2.01: Fiduciary Duties

2.02: Conflicts of Interest

Section 3: Personal Securities Transactions

3.01: Personal Securities Trading Principles

3.02: Personal Securities Trading Conduct

3.03: Personal Securities Trading Standards

3.04: Pre-Clearance of Personal Securities Transactions

3.04.01: IPOs and Limited Offerings (Private Placements)

3.04.02: Transactions in Reportable Securities

3.05: Prohibited Transactions

3.06: Blackout Periods

3.06.01: Policy Blackout Periods

3.06.02: Policy Blackout Period Exemptions

3.06.03: Corporate Blackout Periods

3.07: Holding Period Requirements

3.07.01: Holding Period Exemptions

3.08: Broker Trading Restrictions

3.09: Personal Securities Reporting Requirements

3.09.01: Initial Holdings Reports

3.09.02: Quarterly Transaction Reports

3.09.03: Annual Holdings Reports

3.09.04: Duplicate Trade Confirmations and Account Statements

3.09.05: Exceptions to Personal Securities Reporting Requirements

3.09.06: Other Personal Securities Reporting Requirements

Section 4: Other Personal Activities and Potential Conflicts of Interest

Section 5: Gifts and Entertainment

5.01: Gifts

5.01.01: Giving Gifts

5.01.02: Accepting Gifts

5.02: Entertainment

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USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

5.03: Sponsorships

5.04: Restrictions on Gifts and Entertainment Involving ERISA Fiduciaries

5.05: Restrictions on Gifts, Entertainment and Transactions Involving Governmental Entities

5.06: Restrictions on Gifts, Entertainment, and Payments to Foreign Government Officials

Section 6: Reporting and Certifications

6.01: Code of Ethics Certifications

6.02: Internal Reporting of Code Violations

Section 7: Sanctions

Section 8: Compliance Officer Responsibilities

8.01: Lists of Supervised Persons and Access Persons

8.02: Code of Ethics Monitoring

8.03: Code of Ethics Effectiveness

8.04: Annual Compliance Certifications

8.05: Training

8.06: Violations

8.07: Delegation

8.08: Hardship Exemptions

8.09: Code of Ethics Review and Approval

8.10: Reporting

Section 9: Books and Records

Section 10: Definitions

Appendix A: Securities Transaction Matrix

AEGON

USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

Section 1: Introduction

1.01: Rule References

Pursuant to Section 204A, Rules 204A-1 and 204-2 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940, (collectively, the Rules), Aegon USA Investment Management, LLC (“AUIM”), as a registered investment adviser and adviser to investment companies, hereby adopts this Code of Ethics (“Code”).

1.02: Policy Owner

AUIM’s Chief Compliance Officer (“CCO”) is responsible for overseeing the Code of Ethics, maintaining appropriate internal processes and controls, and maintaining appropriate records. The CCO may delegate certain administrative responsibilities to Compliance team members (“Compliance”). AUIM’s president and senior managers are responsible for establishing a culture of compliance.

1.03: Individuals Subject to the Code of Ethics

Compliance will determine the individuals who shall be considered Supervised Persons and Access Persons subject to the Code. The term “AUIM personnel”, which generally includes AUIM employees as well as non-AUIM employees who have access to AUIM systems, will be used throughout the Code to refer to Supervised Persons subject to the Code’s general principles. Access Persons, as defined, are individuals who are subject to enhanced Code requirements specifically related to Personal Securities Transactions.

1.04: Terminology

Capitalized terms are defined in Section 10. Any questions or interpretations regarding terms used throughout this Code should be referred to Compliance.

Section 2: Statement of General Principles

2.01: Fiduciary Duties

The Code is based on the principle that AUIM and its personnel owe a fiduciary duty to our Clients. In fulfilling these duties, no AUIM personnel shall:

a.	Defraud any Client in any manner;

b.	Mislead any Client, including by making a statement that omits material facts;

c.	Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon any Client;

d.	Engage in any manipulative practice with respect to any Client; or

e.	Engage in any manipulative practice with respect to securities, including price manipulation.

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No AUIM personnel shall, directly or indirectly, take inappropriate advantage of their position with any Client. This principle includes, but is not limited to, the following standards:

a.	No AUIM personnel shall profit, directly or indirectly, due to their fiduciary relationship with a Client. AUIM personnel who learn about an investment opportunity due to their position may not take advantage of and profit from such opportunity.

b.	No AUIM personnel shall accept any special favors, benefits or preferential treatment due to their fiduciary relationship with any Client, except for the usual and ordinary benefits provided directly by AUIM.

c.	No AUIM personnel shall release any information regarding actual or contemplated securities transactions or holdings by any Client or any actual or proposed Client holding changes, except in the performance of employment duties, or in connection with any official report or disclosure which makes such information public knowledge.

AUIM personnel must adhere to these general fiduciary principles and comply with the specific provisions of the Code. Technical compliance with the terms of this Code does not insulate any AUIM personnel from scrutiny in instances where their personal conduct displays a pattern of inappropriate activity or failure to adhere to these fiduciary principles.

2.02: Conflicts of Interest

Conflicts of interest may arise at any time given the dynamic environment in which AUIM conducts business. One factor that defines a conflict of interest is the possibility that AUIM personnel’s decisions will be affected because of actual or potential differences among the interests of AUIM, its Affiliates, Clients, and/or AUIM personnel’s personal interests. Regardless of motivations of AUIM personnel involved, a particular activity or situation may be found to involve a conflict of interest even though it does not result in (a) any financial loss to AUIM, its Affiliates, or Clients, or (b) any gain to AUIM or to AUIM personnel. AUIM personnel must promptly report to Compliance any situation or transaction involving an actual or potential conflict of interest. Compliance will determine whether a conflict of interest exists and will prescribe any required mitigating actions.

AUIM recognizes that potential conflicts with our Clients are inherent due to the nature of our business. This Code is designed to address the following conflicts in order to protect our Clients’ interests and to satisfy AUIM’s fiduciary obligations:

a.	Personal Securities Transactions;

b.	Outside business activities;

c.	Personal interest in AUIM business relationships; and

d.	Gifts and entertainment.

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USA Investment Management, LLC

AEGON USA INVESTMENT MANAGEMENT, LLC

COMPLIANCE MANUAL

Section 3: Personal Securities Transactions

3.01: Personal Securities Trading Principles

To ensure compliance with the aforementioned principles, AUIM has given considerable thought to designing a Code that seeks to mitigate AUIM personnel’s potential conflicts of interest without unnecessarily inhibiting their personal investment activities. AUIM believes that personal investment experience over time can assist in the investment professionals’ experience and acumen. Accordingly, the Code is intended to permit personal investment activities subject to reasonable restrictions designed to address the potential conflicts of interests and to preclude any overreaching or violations of the Federal Securities Laws.

3.02: Personal Securities Trading Conduct

AUIM personnel must conduct their Personal Securities Transactions in a manner which does not violate the Federal Securities Laws, interfere with Client portfolio transactions, or otherwise take unfair advantage of their Client relationships. AUIM personnel’s investment activities are subject to the following standards:

a.	No AUIM personnel shall enter into or engage in a Personal Securities Transaction, business activity, or other relationship which may result in any financial or other conflict of interest between such person and any Client;

b.	No personal investment activities by AUIM personnel shall conflict with the duty to place the interests of Clients before any personal interests; and

c.	AUIM personnel shall conduct all personal investment activities consistent with the requirements and standards set forth in this Code in such a manner as to avoid actual or potential conflicts of interest or any abuse of an individual’s position of trust.

A summary of Personal Security Transaction Standards, including pre-clearance, holding period, quarterly transaction report, and annual holding report requirements is included in Appendix A.

3.03: Personal Securities Trading Standards

The standards prescribed in Section 3 generally apply, except where otherwise noted, to Personal Securities Transaction for which an Access Person has Beneficial Ownership and exercises direct or indirect influence or control. Accounts for which an Access Person has Beneficial Ownership but does not exercise direct or indirect influence or control (such as Managed Accounts) must be reported to and approved by Compliance before applying any relevant exemptions set forth in this section.

3.04: Pre-Clearance of Personal Securities Transactions

Access Persons must pre-clear their Personal Securities Transactions for which they have Beneficial Ownership.

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3.04.01: IPOs and Limited Offerings (Private Placements)

No Access Person may acquire Beneficial Ownership in any security distributed in an Initial Public Offering or Limited Offering unless (s)he has obtained Compliance’s written authorization. In seeking approval, the Access Person shall state the title and principal amount of the security proposed to be purchased, the price at which the transaction is to be effected, and the name of the Broker through whom the transaction is proposed to be effected. In determining whether approval should be granted, Compliance should, among other things, consider:

a.	Whether the investment opportunity should be reserved for AUIM Clients; and

b.	Whether the opportunity is being offered to an Access Person by virtue of his/her position with AUIM or AUIM’s relationship with a Client.

3.04.02: Transactions in Reportable Securities

Except for exempt Personal Securities Transactions noted below, Access Persons must pre-clear trades in the System prior to trading in Reportable Securities, including Reportable Funds. Approval will be valid during trading hours on the day obtained.

The pre-clearance requirements shall NOT apply to:

a.	Purchases and/or Sales executed in any account for which an Access Person has Beneficial Ownership but over which the Access Person has no direct or indirect influence or control, subject to the standards set forth in Section 3.03;

b.	Transactions executed pursuant to an Automatic Investment Plan including rebalance programs (i.e., where the Access Person does not determine the investment allocations) within 401(k) plans; or

c.	Purchases and/or Sales executed upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

3.05: Prohibited Transactions

Unless specifically exempted, no Access Person may Purchase and/or Sell any security or financial interest in which (s)he has or would have Beneficial Ownership if, in affecting such Purchase and/or Sale, (s)he would violate any of the fiduciary principles of this Code or the Rules.

a.	No Access Person shall induce or cause a Client to take action (or fail to take action) for the purpose of achieving a personal benefit. Examples include causing the Client to purchase a security owned by the Access Person for the purpose of supporting or driving up the price of the security or causing the Client to refrain from selling a security in an attempt to protect the value of the Access Person’s investment in the security.

b.	No Access Person may use his/her knowledge of a Client’s portfolio transactions to profit by the use of such knowledge.

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3.06: Blackout Periods

Access Persons trading in Reportable Securities may be restricted during defined blackout periods.

3.06.01: Policy Blackout Periods

Access Persons may not transact Reportable Securities, including Reportable Funds, during blackout periods without Compliance’s prior approval.

a.	Access Persons may not transact in a Reportable Security within seven (7) days before, the day of, and seven (7) days after the Client transaction.

b.	Access Persons must use caution when transacting in any Reportable Security when they have knowledge of a pending or recent Client transaction involving the issuer of the Reportable Security. For any situations that involve a potential conflict of interest, the Access Person may not trade in the issuer’s securities within seven (7) days before, the day of, and seven (7) days after the Client transaction.

c.	Access Persons may not transact in other securities designated, from time to time, by Compliance.

3.06.02: Policy Blackout Period Exemptions

a.	Daily de minimis exemption: Transactions in a Reportable Security totaling less than $25,000 are exempt from the Policy Blackout Periods. This exemption amount must be calculated by aggregating the value of all trades in the Reportable Security across the Access Person’s accounts.

b.	Control exemption: Access Persons are not required to comply with the blackout period requirements for Reportable Securities Transactions for which they have Beneficial Ownership but do not directly or indirectly exercise influence or control (subject to the standards set forth of Section 3.03).

3.06.03: Corporate Blackout Periods

Access Persons shall not Purchase and/or Sell, directly or indirectly, Aegon N.V. securities, including debt instruments, or exercise Aegon N.V. stock options or stock appreciation rights during designated blackout periods. Access Persons may, however, continue to participate in Automatic Investment Plans related to Aegon N.V. stock during these periods, as long as the pre-set schedule or allocation is not overridden by the Access Person during the blackout period.

3.07: Holding Period Requirements

Access Persons may not sell any Reportable Security/Reportable Fund within 60 days of its purchase. Holding period determinations will be based on the last-in, first-out (LIFO) method. This standard also applies to derivatives securities related to the Reportable Security or Reportable Fund. This policy is intended to prohibit short-term and speculative trading activities.

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USA Investment Management, LLC

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COMPLIANCE MANUAL

3.07.01: Holding Period Exemptions

Access Persons are not required to comply with the 60 day holding period requirement for transactions in Reportable Securities for which they have Beneficial Ownership and do not directly or indirectly exercise influence or control (subject to the standards set forth of Section 3.03).

3.08: Broker Trading Restrictions

Access Persons may only trade in Reportable Securities in or through Broker accounts that have been reported to Compliance prior to the transaction. Access Persons are strongly encouraged to use Approved Brokers (that provide Compliance with electronic confirmations and statements). Access Persons who do not utilize Approved Brokers are responsible for (a) recording their Broker accounts in the System, (b) recording their Personal Securities Transactions by settlement date, and (c) maintaining their Reportable Securities holdings. Failure to properly maintain these records in the System may result in the forfeiture of the Access Person’s privilege to use such Brokers.

Access Persons who engage in more than twenty (20) Reportable Securities transactions in any given month are required to use an Approved Broker.

3.09: Personal Securities Reporting Requirements

Access Persons are responsible for satisfying the reporting requirements set forth below.

3.09.01: Initial Holdings Reports

No later than 10 calendar days after a person becomes an Access Person, (s)he must submit to Compliance an initial holdings report that includes the following information (which must be dated within 45 days prior to the date the person became an Access Person):

a.	The title and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any Beneficial Ownership and exercises influence or control;

b.	The name and account number of any Broker with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

c.	The date that the report is submitted by the Access Person.

3.09.02: Quarterly Transaction Reports

Within 30 calendar days after the end of each calendar quarter (or earlier as prescribed by Compliance), each Access Person must submit a quarterly transaction report.

a.	Access Persons must report transactions (other than exempted transactions) in any Reportable Security in which such Access Person has, or by reason of such transaction acquires, any Beneficial Ownership and exercises influence or control;

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b.	Each quarterly transaction report must be dated and signed (which may be completed electronically in the System) by the Access Person submitting the report, and shall contain the following information:

i.	The date of the transaction, the name of the security, ticker symbol or CUSIP number, and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each Reportable Security involved;

ii.	The nature of the transaction (i.e., purchase, sale, or any other acquisition or disposition);

iii.	The price at which the transaction was effected;

iv.	The name and account number of the Broker through whom the transaction was effected;

v.	The name and account number of the Broker with whom the Access Person established a new Broker account; and

vi.	The date that the report is submitted by the Access Person.

c.	If the Access Persons did not engage in any Personal Securities Transactions in Reportable Securities during the period, then the report must clearly state such.

d.	Access Persons must also report the establishment of accounts in which any securities are held for his/her direct or indirect benefit. Such reporting shall include the Broker’s name and the date the account was established.

3.09.03: Annual Holdings Reports

At least annually, generally as of December 31st, Access Persons must submit, by the date established by Compliance, an annual holdings report that includes the following information (information must be current as of a date no more than 45 days before the report is submitted):

a.	The name and type of security, ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any Beneficial Ownership and exercises influence or control;

b.	The name and account number of any Broker with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

c.	The date that the report is submitted by the Access Person.

3.09.04: Duplicate Trade Confirmations and Account Statements

Unless otherwise excluded by Compliance, Access Persons are required to direct their Broker to provide Compliance with duplicate copies of both confirmations and statements of all Personal Securities Transactions in Reportable Securities, including Reportable Funds, executed for all accounts in which such Access Person has Beneficial Ownership. Accounts for which an Access Person does not exercise direct or indirect influence or control (as referenced in Section 3.03) are excluded from this requirement. Duplicate confirmations and statements may be submitted electronically by the Broker.

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3.09.05: Exceptions to Personal Securities Reporting Requirements

An Access Person need not make a report with respect to transactions executed for Reportable Securities held in (a) any account over which the person has no direct or indirect influence or control (subject to the standards set forth in Section 3.03) or (b) transactions executed pursuant to an Automatic Investment Plan where the pre-set schedule or allocation has not been overridden by the Access Person. With respect to (a) above, Access Persons will be required to submit formal documentation indicating that the (s)he does not have influence or control over the account. With respect to (b) above, Access Persons may, from time to time, be required to submit documentation supporting their Automatic Investment Plan activities.

3.09.06: Other Personal Securities Reporting Requirements

On a periodic basis (e.g., quarterly), Access Persons may be required to certify the accounts in which they have Beneficial Ownership and/or exercise control of Reportable Securities and Reportable Funds.

Section 4: Other Personal Activities and Potential Conflicts of Interest

Consistent with their legal and ethical obligations, AUIM personnel must avoid outside business activities (“OBA”) that conflict with their duties to AUIM and/or its Clients. This includes securities related and non-securities related activities in which AUIM personnel are employed by, formally associated with, and/or accept compensation from (either directly or indirectly) any entity (including non-profit organization) or individual. Before engaging in any OBAs, AUIM personnel must request Compliance’s approval via the System. The Request for authorization shall state the position sought, the reason service is desired and any possible conflicts of interest known at the time of the Request. For OBAs involving a Public Company for which Compliance has provided approval, AUIM personnel have an affirmative duty to recuse themselves from participating in investment decisions involving the securities issued by such Public Company. Compliance may establish appropriate information barriers or other procedures to isolate AUIM personnel from being involved in investment decisions related to such company’s securities.

AUIM personnel must (a) promptly update the System to reflect any subsequent changes in the scope or other material circumstances regarding the OBA and (b) annually certify compliance with the terms of this policy and all applicable approval conditions. Newly designated AUIM personnel must submit an OBA request for Compliance’s approval.

Section 5: Gifts and Entertainment

The giving or receipt of gifts, entertainment, or anything of value involving parties with whom AUIM has an investment advisory relationship presents potential conflicts of interest. The following standards, set for in sections 5.01 through 5.06 below prescribe AUIM’s standards regarding such activities.

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5.01: Gifts

A gift includes anything of value including meals, golf outings, theatre, concerts, sporting events, conferences, seminars, and other events of a comparable nature given by or accepted by AUIM personnel where the provider is not present. This covers Gifts given to and/or received from any Client, prospect, individual, or entity with which AUIM has, or is seeking to have, a business relationship. The definition encompasses a single Gift, or the aggregate of Gifts on an annual basis, given by or accepted by the same recipient or from the same provider. Under no circumstances may AUIM personnel give or accept cash (cash equivalents including gift cards redeemable for cash), loans, securities, travel, lodging, or anything illegal regardless of the monetary value.

5.01.01: Giving Gifts

AUIM personnel must receive Compliance’s approval prior to providing Gifts valued over $100. AUIM personnel must report all Gifts given on a quarterly basis, or upon request, as prescribed by Compliance in the gift forms maintained in the System.

5.01.02: Accepting Gifts

AUIM personnel must receive Compliance’s approval prior to accepting Gifts valued over $100. Gifts or promotional items valued at more than $100 must be returned or declined except when approved by Compliance or, with Compliance’s approval, such gifts may be donated to an appropriate charitable organization. AUIM personnel must report all Gifts received on a quarterly basis, or upon request, as prescribed by Compliance in the gift forms maintained in the System.

5.02: Entertainment

For purposes of this policy, “Entertainment” includes business meals, sporting events, golf outings, theatre, concerts, and other events with a legitimate business purpose where AUIM personnel and provider/recipient attend such event together. AUIM personnel may give (or accept) Entertainment to (from) any Client, prospect, individual, or entity with which AUIM has, or is seeking to establish, a business relationship, provided that the Entertainment is not so excessive, extravagant, or frequent to raise any questions of impropriety or is contrary to the Code’s general principles. AUIM personnel must report their entertainment activities on at least a quarterly basis, or upon request, as prescribed by Compliance on the entertainment form maintained in the System.

5.03: Sponsorships

AUIM, or its personnel, may sponsor, or financially support, an event hosted by or for the benefit of a Client, prospective Client or other entity (but not an individual) that has a business relationship with AUIM. AUIM must be publically recognized as a sponsor or contributor; otherwise, the financial contribution will be deemed a gift and subject to the Code’s gift standards. These sponsorships may not be so excessive or frequent to raise any questions of impropriety and such sponsorships must conform to the Code’s general principles. All sponsorship activities shall be reported to Compliance on at least a quarterly basis, or upon request.

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5.04: Restrictions on Gifts and Entertainment Involving ERISA Fiduciaries

In addition to the gifts and entertainment standards set forth above, AUIM personnel may not provide to or accept from an ERISA fiduciary, including its employees, any gifts, entertainment, sponsorships, or anything else of value greater than $250 per calendar year.

5.05: Restrictions on Gifts and Entertainment Involving Governmental Entities

AUIM has adopted a Political and Charitable Contributions policy in order to prevent violations of Rule 206(4)-5 under the Advisers Act, commonly known as the SEC’s Pay-to-Play Rule. Prior to offering gifts to or entertaining government entity clients, AUIM personnel should refer to the Political and Charitable Contributions policy.

5.06: Restrictions on Gifts, Entertainment, and Payments to Foreign Government Officials

In addition to the gifts and entertainment standards set forth above, AUIM personnel may not give or offer any gift, entertainment, or anything else of value directly or indirectly to a foreign official to influence the foreign official in his or her official capacity, induce the foreign official to do or omit to do an act in violation of his or her lawful duty, or to secure any improper advantage in order to assist in obtaining or retaining business for or with, or directing business to, any person. All gifts, entertainment, and anything else of value given or offered to a foreign official must be pre-approved by Compliance.

Section 6: Reporting and Certifications

AUIM personnel must complete Code certifications as required by Compliance.

6.01: Code of Ethics Certifications

Within 10 calendar days of becoming subject to this Code and/or at least annually thereafter, AUIM personnel are required to:

a.	Disclose any outside business activities;

b.	Acknowledge receipt of AUIM’s Compliance Manual;

c.	Complete any required disclosures related to the Code of Ethics; and

d.	Respond to other compliance-related requests.

6.02: Internal Reporting of Code Violations

AUIM personnel have a duty to promptly report to Compliance any Code or other violations. All reported violations will be treated confidentially to the extent permitted by law and will be

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investigated promptly. Reports of violations may be made anonymously through Aegon’s S.H.A.R.E. helpline at 1.866.263.7787. Retaliation against any persons reporting a violation of the Code is strictly prohibited and is a violation of this Code.

Section 7: Sanctions

Upon discovering a Code violation, the CCO will use his discretion regarding materiality determinations and shall take action or impose sanctions, including inter alia, a letter of censure, disgorgement of profits obtained in connection with a violation, the imposition of fines, restrictions on future personal trading, suspension, termination of employment, or a criminal or regulatory referral. AUIM personnel shall pay any fines to their selected charity with supporting documentation provided to Compliance. Violations committed by an Access Person’s Immediate Family Member may also result in sanctions against the Access Person. The filing of any false, incomplete, or untimely reports may be considered a violation of this Code and subject to disciplinary action. Hardship and other exceptions may be granted on a case-by-case basis. The CCO and AUIM may apply the following sanctions guidelines:

Violation	Possible Sanctions
Failure to timely complete Quarterly Transaction Report, Annual Holdings Report, Annual Code of Ethics Certification, and other requested Code Certifications	1st Offense	Violation notice
	2nd Offense	Violation notice; $ 25 fine for each day out of compliance
	3rd Offense	Violation notice; $ 100 fine for each day out of compliance; suspend personal trading privileges
	4th and Other Offenses	Final warning; other sanctions including up to termination

Failure to comply with trade pre-clearance, blackout period, 60 day holding period, and Broker account reporting requirements	1st Offense	Violation notice; trade reversal and forfeiture of profits
	2nd Offense	Violation notice; trade reversal and forfeiture of profits; fines assessed based on size/nature of trade activities; suspend personal trading privileges
	3rd and Other Offenses	Final warning; other sanctions including up to termination

Failure to maintain Broker accounts, Reportable Securities Transactions, or holdings in the Code of Ethics System; failure to use an Approved Broker for accounts with twenty or more Reportable Securities Transactions in a month	1st Offense	Violation notice
	2nd Offense	Violation notice; requirement to use an approved broker; fines
	3rd and Other Offenses	Violation notice; fines; suspend personal trading privileges

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Violation	Possible Sanctions
Failure to comply with other Code pre-clearance or reporting requirements including Gifts and Entertainment and Outside Business Activities	1st Offense	Violation notice
	2nd Offense	Violation notice; fines
	3rd and Other Offenses	Final warning; other sanctions including up to termination

Failure to timely submit Initial

Holdings Reports and other initial

Code disclosures

Front running (trading ahead of a

Client)

Insider trading (trading on material

non-public information)

Other Code of Ethics Violations not

mentioned above

The CCO will consider each case on its own merit. Sanctions will be imposed as deemed appropriate including termination and reporting to regulatory authorities

All material violations of this Code, including prescribed sanctions, shall be reported to the Risk and Control Committee (“RCC”). Other violations will be reported to the RCC at the CCO’s discretion.

Section 8: Chief Compliance Officer Responsibilities

8.01: Lists of Supervised Persons and Access Persons

Compliance shall update and maintain the lists of Supervised Persons (AUIM personnel) and Access Persons and shall notify those persons of their Code obligations.

8.02: Code of Ethics Monitoring

Compliance will review AUIM personnel’s reports and activities looking for inappropriate activities and Code violations. In monitoring personal trading activities, Compliance may, among other things:

a.	Review Access Persons’ purchases of securities in Initial Public Offerings and Limited Offerings; and

b.	Review trade confirmations, statements, and Access Persons’ reports to determine if any potential conflicts or violations occurred.

8.03: Code of Ethics Effectiveness

Compliance will (a) periodically test compliance with this Code and (b) annually review the effectiveness of the Code’s implementation and make updates as deemed necessary.

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8.04: Annual Compliance Certifications

Compliance will reasonably ensure that all AUIM personnel receive a copy of the Code and sign the certification on an initial and annual basis, as well as for any material Code amendments.

8.05: Training

Compliance will periodically educate and/or train AUIM personnel regarding the Code and their responsibilities thereunder.

8.06: Violations

Compliance shall promptly investigate any Code violations, including alleged and suspected violations, and take or prescribe appropriate actions to mitigate any conflicts of interest and to enforce the Code’s principles. Compliance will escalate material violations to the RCC and/or senior management. All Code of Ethics violations by the CCO shall be timely reported to AUIM’s General Counsel and/or the RCC.

8.07: Delegation

The CCO may delegate administrative responsibilities under this Code. To the extent feasible, Code of Ethics administrative functions should be segregated in such a manner that one administrator’s Code activities and violations are reviewed and addressed by another administrator. The CCO shall retain ultimate responsibility for the Code’s administration.

8.08: Hardship Exemptions

The policies set forth throughout the Code are intended to prescribe general standards of conduct and to address conflicts of interest. Based on specific circumstances and when deemed consistent with the spirit of the Code, Compliance may grant hardship exemptions to certain code requirements. Compliance will document its approval of these exemptions.

8.09: Code of Ethics Review and Approval

Compliance will update the Code as necessary as compliance issues, changes in AUIM’s business activities, or regulatory issues develop.

8.10: Reporting

The CCO shall submit a copy of this Code for approval to the Board of Directors of each Reportable Fund and shall promptly inform the Board of Directors, or its representatives, of any material Code amendments.

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Section 9: Books and Records

AUIM will maintain the following records for at least five years from the end of the fiscal year recorded (a minimum two years on-site) or for longer periods as may otherwise be prescribed in AUIM’s Recordkeeping Requirements:

a.	Copies of the Code currently in effect and any that have been in effect within the past five years;

b.	Violations of the Code and any action taken as a result of the violation;

c.	AUIM personnel’s written Code acknowledgements;

d.	Initial and annual holdings reports;

e.	Quarterly transaction reports;

f.	A record of the names of Supervised Persons and Access Persons within the past 5 years;

g.	All records of approvals for investment in Initial Public Offerings or Limited Offerings;

h.	All trade authorizations; and

i.	Other periodic Code of Ethics compliance reports, certifications, and approvals.

Section 10: Definitions

The following terms are used throughout the Code and have the meanings attributed to them in this section:

Access Person: AUIM personnel (any Supervised Person) who (a) has access to non-public information regarding any Clients’ transaction, (b) has access to non-public information regarding the portfolio holdings of any Reportable Fund, or (c) who is involved in making securities recommendations to Clients or who has access to non-public recommendations. At Compliance’s discretion, other individuals may be designated as Access Persons.

Affiliate: An entity that is controlled by, controls, or is under common control with AUIM.

Approved Brokers: Brokers approved by Compliance for electronic feeds to assist with satisfying the Code’s Personal Securities Transactions reporting and monitoring responsibilities. A list of such Brokers will be provided to Access Persons by Compliance from time to time and upon request.

Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial Ownership: Shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 in determining whether an Access Person has beneficial ownership. In this regard, beneficial ownership will be deemed to exist if an Access Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect interest in the securities (i.e., an opportunity, directly or

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indirectly, to profit or share in any profit derived from a transaction in the securities). Under this definition, beneficial ownership by an Access Person includes securities held by Immediate Family Members sharing the same household, securities held in certain trusts, and a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership.

Broker: A broker, dealer, bank, or other intermediary, including 401(k) and retirement plans, through whom an Access Person has Beneficial Ownership and/or transacts in or holds Reportable Securities.

Chief Compliance Officer: The person listed on AUIM’s current Form ADV filed with the Securities and Exchange Commission as the Chief Compliance Officer (“CCO”).

Client: (a) any investment company registered under the Company Act for whom AUIM acts as investment adviser or sub-adviser or (b) any separately managed investment account, commingled or collective investment trust fund, or (c) other investment arrangement where AUIM has investment discretion on the account.

Code: The Code of Ethics administered and enforced by the CCO.

Federal Securities Laws: The Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

Immediate Family Member: An Access Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

Limited Offering: An offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

Managed Account: An account where an Access Person has Beneficial Ownership but does not have the authority to exercise direct or indirect influence or control over the account. Typically, in these arrangements, the Access Person has assigned investment discretion authority to his/her Broker (or investment advisor).

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Personal Securities Transaction: A transaction in a security in which an Access Person has or thereby acquires Beneficial Ownership. An Access person is considered to be “engaging in” or “affecting” a Personal Securities Transaction if (s)he, directly or indirectly, directs, participates in or receives advance notification or advice regarding such transactions. A summary of Personal Security Transaction Standards, including pre-clearance, holding period, quarterly transaction report, and annual holding report requirements is included in Appendix A.

Purchase and/or Sales: Includes, among other things, the writing of an option to purchase or sell a security or other asset.

Public Company: Any entity subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act.

Reportable Fund: (i) any fund for which AUIM serves as an investment adviser (or sub-adviser) as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(20)); or (ii) any fund whose investment adviser or principal underwriter controls AUIM, is controlled by AUIM, or is under common control with AUIM. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. 80a-2(a)(9)).

Reportable Security: A security as defined in section 202(a)(18) of the Advisers Act (15 U.S.C. 80b-2(a)(18)), which includes any stock, bond, Reportable Fund, investment contract or any other instrument that is considered a “security” under the Advisers Act, including: options on securities and indexes; foreign unit trusts and foreign mutual funds; and private investment funds, hedge funds, ETFs, and investment clubs. The definition of Reportable Security also encompasses other assets designated by Compliance. “Reportable Security” does not include: (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificate of deposits, commercial paper and high quality short-term instruments, including repurchase agreements; (iii) shares issued by money market funds; or (iv) shares issued by open-end funds other than Reportable Funds.

Request: An advance written notice and application.

Supervised Person: AUIM’s partners, officers, directors (or other person occupying a similar status or performing similar functions) and employees, as well as other persons who provide advice on behalf of AUIM and are subject to its supervision and Control.

System: A compliance application implemented and administered by Compliance for the purpose of satisfying various Code pre-clearance and reporting requirements. AUIM personnel shall use the System to record various Code responsibilities as prescribed by Compliance. The current system is Compliance11® .

Effective:	February 1, 2005

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Revised:	January 1, 2006	August 3, 2011
	June 1, 2006	March 22, 2012
	May 1, 2007	April 9, 2013
	April 1, 2008	August 5, 2013
	May 1, 2009	August 30, 2013
	February 15, 2010	August 4, 2014
March 1, 2011

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Appendix A:

Personal Security Transaction Standards

Securities Transaction Matrix

Transaction Type	Requires Pre- Clearance in the System	Quarterly Transaction Reporting	60 Day Holding Period	Annual Holding Reporting
Reportable Securities
Common Stocks	Yes	Yes	Yes	Yes
Mutual Funds Sub-Advised by AUIM (Reportable Funds)	Yes	Yes	Yes	Yes
401(k) Plans – Reportable Funds	Yes	Yes	Yes	Yes
401(k) Plans – Non-Reportable Funds	No	No	No	No
Other AUIM Managed or Sub-Advised Investment Pools	Yes	Yes	Yes	Yes
ETFs	Yes	Yes	Yes	Yes
ETNs	Yes	Yes	Yes	Yes
ADR’s	Yes	Yes	Yes	Yes
Closed-End Funds	Yes	Yes	Yes	Yes
Unit Investment Trusts	Yes	Yes	Yes	Yes
Equity Compensation Grants (e.g., SARs, Stock Options, and Restricted Stock)	Yes (Investment decisions by Access Person; excludes auto vesting)	Yes (Including grants and auto vesting)	Yes (Except sells following exercise)	Yes (Vested positions)
Employer Stock Plans/ESOPs	Sells Only	Sells Only	Yes	Yes
Preferred Stock	Yes	Yes	Yes	Yes
Put or Call Options on securities & indices	Yes	Yes	Yes	Yes
Rights and Warrants	Yes	Yes	Yes	Yes
Hedge/Private Funds	Yes	Yes	Yes	Yes
Foreign Mutual Funds	Yes	Yes	Yes	Yes
Foreign Unit Trusts	Yes	Yes	Yes	Yes
Fannie Mae Instruments	Yes	Yes	Yes	Yes
Freddie Mac Instruments	Yes	Yes	Yes	Yes
Corporate Bonds	Yes	Yes	Yes	Yes
Convertible Bonds	Yes	Yes	Yes	Yes
Municipal Bonds	Yes	Yes	Yes	Yes
GNMA Securities	Yes	Yes	Yes	Yes

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Transaction Type	Requires Pre-Clearance	Quarterly Transaction Reporting	60 Day Holding Period	Annual Holding Reporting
Exempt Securities/Transactions
Mutual Funds not Sub-Advised by AUIM	No	No	No	No
U.S. Treasury Securities	No	No	No	No
CDs	No	No	No	No
Money Market Funds	No	No	No	No
Commercial Paper	No	No	No	No
Bankers’ Acceptances	No	No	No	No
High Quality Short-Term Debt Instruments	No	No	No	No
Automatic Investment Plans	No	No	No	No

Transaction Type	Contact Compliance Directly To Seek Pre- Approval	Quarterly Transaction Reporting	60 Day Holding Period	Annual Holding Reporting
Transactions that Require Compliance’s Preapproval
Initial Public Offerings	Yes	Yes	Yes	Yes
Private Placements and Limited Partnerships	Yes	Yes	Yes	Yes
Straddles, Collars, Spreads, and other Advanced Option Strategies	Yes	TBD	TBD	TBD
Short Sales	Yes	Yes	Yes	Yes
Forward Commitments/When Issued Securities	Yes	TBD	TBD	TBD
Futures and Forward Contracts	Yes	TBD	TBD	TBD
Commodities	Yes	TBD	TBD	TBD
Currencies	Yes	TBD	TBD	TBD
Swaps	Yes	TBD	TBD	TBD